EXHIBIT 99.1


               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002
================================================================================

In connection with the Quarterly Report on Form 10-Q of BioSohere Medical, Inc. (the "Company") for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date herof (the "Report"), the undersigned, Paul
A. Looney, Chief Executive Officer of the Company, and Robert M. Palladino, Chief Financial Officer of the Company, each herby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           BIOSPHERE MEDICAL, INC.


Date:    August 14, 2002                   /s/ Paul A. Looney
                                           ------------------------
                                           Paul A. Looney
                                           Chief Executive Officer



Date:    August 14, 2002                   /s/ Robert M. Palladino
                                           ------------------------
                                           Robert M. Palladino
                                           Chief Financial Officer